QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2001, with respect to the consolidated financial statements of Discovery Partners International, Inc., included in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-64788) of Applera Corporation for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP
San Diego, California October 11, 2001

QuickLinks

  Exhibit 23.3
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS